Exhibit 23.3

Tel: 919-754-9370 Fax: 919-754-9369 www.bdo.com	5430 Wade Park Boulevard Suite 208 Raleigh, NC 27607

Consent of Independent Registered Public Accounting Firm

RCS Capital Corporation

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 24, 2014, relating to the combined financial statements of Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Raleigh, North Carolina

May 22, 2014